Exhibit 4.1

Execution Version

GABX LEASING LLC,

as Issuer,

and GATX CORPORATION,

as Guarantor

4.625% Senior Notes due 2031

and

5.300% Senior Notes due 2036

INDENTURE

Dated as of March 12, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

ii

EXHIBIT INDEX

Appendix A	–	Provisions Relating to Original Notes and Additional Notes
Exhibit A-1	–	Form of Note (2031 Notes)
Exhibit A-2	–	Form of Note (2036 Notes)

iii

INDENTURE dated as of March 12, 2026 by and among GABX LEASING LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), GATX CORPORATION, a corporation incorporated under the laws of the State of New York (the “Guarantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes.

The 2031 Notes and the 2036 Notes shall each constitute a separate series hereunder. Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“2031 Notes” means, collectively, the Original 2031 Notes and any Additional 2031 Notes.

“2036 Notes” mean, collectively, the Original 2036 Notes and any Additional 2036 Notes.

“Additional 2031 Notes” means any of the Issuer’s 4.625% Senior Notes due 2031 issued under the terms of this Indenture subsequent to the Issue Date in the form of Exhibit A-1 hereto.

“Additional 2036 Notes” means any of the Issuer’s 5.300% Senior Notes due 2036 issued under the terms of this Indenture subsequent to the Issue Date in the form of Exhibit A-2 hereto.

“Additional Notes” means, collectively, any Additional 2031 Notes and any Additional 2036 Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Appendix” means Appendix A hereto.

“Bankruptcy Case” means a case under the Bankruptcy Code.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by at least two of the Rating Agencies and the Notes are rated below Investment Grade by at least two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Issuer will request the Rating Agencies to make such confirmation in connection with a Change of Control and shall promptly deliver an Officer’s Certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Brookfield Sponsor” means, collectively, Brookfield Asset Management, Brookfield Infrastructure Partners L.P., or Brookfield Infrastructure Fund V and any of their respective Affiliates, and any trust, fund, company, partnership or person owned, managed, sponsored or advised, directly or indirectly, by Brookfield Asset Management, Brookfield Infrastructure Partners L.P., Brookfield Super-Core Infrastructure Partners L.P. or Brookfield Infrastructure Fund V or any direct or indirect subsidiaries of any such trust, fund, company, partnership or person, but, for the avoidance of doubt, excluding any of the respective portfolio companies of any of the foregoing.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or in the place of payment.

“Capital Stock” means:

1. in the case of a corporation, corporate stock or shares;

2. in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

3. in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

4. any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any one of the following:

1. the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Guarantor, any Subsidiary of the Guarantor or any Permitted Holder;

2. the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Guarantor or the Issuer (or, if applicable, a Successor Holding Company (as defined below)), measured by voting power rather than number of shares; or

3. the adoption of a plan relating to the liquidation or dissolution of the Guarantor or the Issuer;

provided, that notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control solely as a result of (x) the Guarantor becoming a direct or indirect wholly owned Subsidiary of a holding company if the direct or indirect holders of the Voting Stock or shares of such holding company immediately following that transaction are substantially the same as the holders of the Guarantor’s Voting Stock immediately prior to that transaction (and such holders of Guarantor’s Voting Stock immediately prior to such transaction would not have otherwise caused a Change of Control) or (y) immediately following that transaction, no Person, other than a holding company satisfying the requirements of the preceding clause (x) and/or any of the Permitted Holders, is the beneficial owner of more than 50% of the Voting Stock of such holding company, measured by voting power rather than number of shares (such an entity, a “Successor Holding Company”).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a registered certificated Note that is not a Global Note.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Finance Lease” means any lease classified as a “finance lease” under GAAP, but excluding, for the avoidance of doubt, any lease classified as an “operating lease” under GAAP.

“Finance Lease Obligation” means, at the time of any determination thereof, the amount in respect of a Finance Lease that would at such time be required to be reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of determination.

“GATX Guarantee” means the guarantee by Guarantor of the obligations of the Issuer under this Indenture and the Notes in accordance with the provisions of this Indenture.

“Guarantor” means the party named as such in the Preamble of this Indenture until a successor replaces it and, thereafter, means the successor, in accordance with Section 5.01.

“Global Note Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guaranteed Obligations” has the meaning assigned to such term in Section 11.01(a).

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

1. currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

2. other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” shall have a corresponding meaning.

“Indebtedness” means, with respect to any Person:

1. the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Finance Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

2. to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

3. to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuer), and (b) the amount of such Indebtedness of such other Person.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer under the circumstances permitting the Issuer to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of ‘Rating Agencies.’

“Issue Date” means March 12, 2026.

“Issuer” means the party named as such in the Preamble of this Indenture until a successor replaces it and, thereafter, means the successor, in accordance with Section 5.01.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the New York UCC (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the state of New York.

“Net Tangible Assets” means the total assets of the Guarantor less (1) current liabilities of the Guarantor and (2) intangible assets of the Guarantor, in each case, on a consolidated basis.

“Note Obligations” means any Obligations in respect of the Notes, and this Indenture (including the guarantees thereof).

“Notes” means, collectively, the 2031 Notes and the 2036 Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing or securing any Indebtedness.

“Obligor” means, collectively, the Issuer, the Guarantor and any other obligor on the Notes.

“Offering Memorandum” means the offering memorandum relating to the offering of the Original Notes dated March 10, 2026.

“Officer” means (i) the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or the Guarantor or (ii) any other person who is authorized to act or sign on behalf of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by any Officer of the Issuer or, at any time the Guarantor controls the Issuer, any Officer of the Guarantor.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“2031 Par Call Date” means March 15, 2031 (one month prior to the maturity date of the 2031 Notes).

“2036 Par Call Date” means January 15, 2036 (three months prior to the maturity date of the 2036 Notes).

“Par Call Date” means the 2031 Notes Par Call Date or the 2036 Notes Par Call Date, as applicable.

“Original Notes” means, collectively, the Original 2031 Notes and the Original 2036 Notes.

“Original 2031 Notes” means the $500,000,000 aggregate principal amount of the Issuer’s 4.625% Senior Notes due 2031 issued on the date hereof, in the form of Exhibit A-1 hereof.

“Original 2036 Notes” means the $500,000,000 aggregate principal amount of the Issuer’s 5.300% Senior Notes due 2036 issued on the date hereof, in the form of Exhibit A-2 hereof.

“Paying Agent” means an office or agency maintained by the Issuer pursuant to the terms of this Indenture, where Notes may be presented for payment.

“Permitted Holders” means:

1. the Guarantor and any Brookfield Sponsor;

2. each of the Affiliates and investment managers of the Brookfield Sponsor;

3. any fund, account, or co-investment side-car vehicle managed by any of the Persons described in clauses (1) or (2);

4. any employee benefit plan of the Issuer and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan;

5. any investment vehicles of members of management of the Issuer; provided that each of (i) natural persons and (ii) the Issuer shall be excluded from this clause (5);

6. any Affiliate of the Guarantor that is controlled by the Guarantor;

7. any entity that is controlled by an entity described in any of clauses (1) through (6); and

8. any one or more direct or indirect parent companies of the Issuer in which any combination of the Permitted Holders described in clauses (1) through (7), directly or indirectly, owns a majority of such parent company’s Voting Stock.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Rating Agency” means each of Moody’s, S&P or Fitch; provided that if any of Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, the Issuer may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee under the Indenture. For the avoidance of doubt, references to a “Rating Agency” or to “Rating Agencies” means only those Rating Agencies that are then providing a rating of the Notes.

“Restricted Subsidiary” means any Subsidiary which is a consolidated Subsidiary, in accordance with GAAP, in the consolidated financial statements of the Guarantor.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as otherwise provided herein.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer or its designee (which shall not be the Trustee) after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer or its designee shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer or its designee shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer or its designee shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, then the Issuer or its designee shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Officer” means:

1. any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and

2. who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the Preamble of this Indenture until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are:

1. direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

2. obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Agent Members”	Appendix A
“Change of Control Offer”	4.03(b)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(c)
“Custodian”	6.01
“Euroclear”	Appendix A
“Event of Default”	6.01
“Global Notes”	Appendix A
“IAI”	Appendix A
“Initial Purchasers”	Appendix A
“legal defeasance option”	8.01
“Notes Custodian”	Appendix A
“Notice of Default”	6.01
“Original Notes”	Preamble
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Notes”	Appendix A
“Regulation S Notes”	Appendix A
“Restricted Notes Legend”	Appendix A
“Restricted Period”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Notes”	Appendix A
“Rule 144A Notes”	Appendix A
“Rule 501”	Appendix A
“Successor Company”	5.01(a)
“Transfer”	5.01(b)
“Transfer Restricted Notes”	Appendix A
“Unrestricted Definitive Note”	Appendix A
“Unrestricted Global Note”	Appendix A

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(g) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(h) unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

ARTICLE 2

THE NOTES

SECTION 2.01. Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $500,000,000 in initial aggregate principal amount of Original 2031 Notes and $500,000,000 in initial aggregate principal amount of Original 2036 Notes.

The Issuer may from time to time after the Issue Date issue Additional Notes of any series under this Indenture in an unlimited principal amount, so long as such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 3.08 or 4.03(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto,

1.	the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture,

2.	the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

3.

if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A-1 or A-2 hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes; provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN number from the Notes.

The Notes, including any Additional Notes, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02. Form and Dating. Provisions relating to the Original Notes and the Additional Notes are set forth in the Appendix, which is hereby incorporated into and expressly made a part of this Indenture. The Original Notes and the Additional Notes shall be substantially in the form of Exhibit A-1 (for the 2031 Notes) and Exhibit A-2 (for the 2036 Notes), which are hereby incorporated into and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03. Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) Original 2031 Notes for original issue on the date hereof in an aggregate principal amount of $500,000,000, (b) Original 2036 Notes for original issue on the date hereof in an aggregate principal amount of $500,000,000 and (c) subject to the terms of this Indenture, Additional Notes of any series in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the series and the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for the Issuer by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent, or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (a “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The term “Registrar” includes any co-registrar. The Issuer initially appoints the Trustee as the Paying Agent and the Notes Custodian with respect to the Global Notes.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any of its domestically organized wholly-owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.06. Upon any Event of Default under Section 6.01(d) or (e), the Trustee shall automatically be the Paying Agent.

SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than each due date of the principal of, premium, if any, or interest on any Note, the Issuer shall deposit with the Paying Agent (or if the Issuer or a wholly owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a wholly owned subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.05, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of the same series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or between a record date and the relevant interest payment date.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the other Obligors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any other Obligor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of the same series if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of both the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 10.05, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes of any series (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders of such Notes on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a written order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes of the same series upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes of the same series.

SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

SECTION 2.14. Additional Voting Terms; Calculation of Principal Amount. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with Section 2.09 and Section 10.05 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption. Each series of Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Note set forth in Exhibit A-1 and Exhibit A-2 hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but not including, the redemption date.

SECTION 3.02. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03. Notices to Trustee. If the Issuer elects to redeem Notes of either or both series pursuant to the optional redemption provisions of such Notes and Section 3.01 hereof, it shall notify the Trustee in writing of the redemption date, the series and the principal amount of Notes to be redeemed. The Issuer shall give notice to the Trustee provided for in this paragraph at least 5 days prior to the date the notice of redemption is to be sent to the Holders of the Notes to be redeemed (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall be accompanied by an Officer’s Certificate to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Notes To Be Redeemed. If fewer than all of the Notes of a series are to be redeemed, the Trustee shall select the Notes of such series to be redeemed (i) on a pro rata basis to the extent practicable, or (ii) by lot or by such other method as the Trustee deems fair and appropriate (and, in such manner that complies with the Depository’s procedures, if applicable); provided that Notes shall only be redeemed in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or an integral multiple of $1,000 in excess thereof.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 3.05. Notice of Redemption. The Issuer shall mail or cause to be mailed by first-class mail (or send electronically in accordance with the applicable procedures of the Depository) a notice of redemption at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address.

The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

(a) the redemption date;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(f) if any Note is to be redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date and upon surrender of such Note, a new Note or Notes of the same series in principal amount equal to the unredeemed portion will be issued;

(g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed; and

(h) any conditions to such redemption.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least five days before the notice of redemption is to be sent to each Holder pursuant to this Section (unless a shorter period is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption or notice described above may, at the Issuer’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, the notice of such redemption shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such notice may be rescinded and the redemption terminated in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is sent, subject to any condition(s) precedent in any notice of redemption, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in Section 3.05. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a wholly-owned Subsidiary is acting as Paying Agent, segregate and hold in trust as provided in Section 2.05) money in immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as (i) the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, premium, if any, plus accrued and unpaid interest (if any) on, the Notes to be redeemed and (ii) any conditions precedent to such redemption have been satisfied or waived by the Issuer in its sole discretion.

SECTION 3.08. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note of the same series equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes. The Issuer shall promptly pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 10:00 a.m. New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes of the applicable series, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes of the applicable series to the extent lawful.

SECTION 4.02. Reports and Other Information. The Guarantor will file with the Trustee, within 15 days after the Guarantor is required to file the same with the SEC, copies of all annual, quarterly and current reports which the Guarantor is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Guarantor is not required to file such reports pursuant to either of said Sections, then it shall file with the Trustee within such 15 day period, such annual, quarterly and current reports which it would be required to file with the SEC pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that the Guarantor is not required to file such reports with the Trustee if they are publicly available on the SEC’s EDGAR system (it being understood that the Trustee shall have no responsibility whatsoever to determine whether any filings have been made with the SEC). Such annual and quarterly reports filed with the Trustee shall include (in the footnotes to the financial statements included therein or otherwise) condensed balance sheet and statement of income information for the Issuer that are required to be disclosed by the Guarantor for variable interest entities in the footnotes to the financial statements in accordance with GAAP.

In addition, the Issuer shall, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the information and Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein including the Issuer’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no duty to review or analyze reports delivered to it.

SECTION 4.03. Change of Control Repurchase Event.

(a) Upon a Change of Control Repurchase Event, unless the Issuer previously or concurrently delivered a notice of redemption with respect to such series of Notes in accordance with Article 3 of this Indenture, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.03.

(b) Within 30 days following any Change of Control Repurchase Event, except to the extent that the Issuer has exercised its right to redeem the Notes of either or both series in accordance with Article 3 of this Indenture, the Issuer shall mail or send electronically a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(1) that a Change of Control Repurchase Event has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of the Holders of record on a record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control Repurchase Event;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(4) the instructions determined by the Issuer, consistent with this Section 4.03, that a Holder must follow in order to have its Notes purchased.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter sent to the address specified in Section 10.01 or set forth in the notice described in Section 4.03(b) setting forth the name of the Holder, the series and principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes of the same series equal in principal amount to the unpurchased portion of the Notes surrendered.

(d) On the purchase date, all Notes purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) Notwithstanding the other provisions of this Section 4.03, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.03 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) the Issuer has previously or concurrently delivered a notice of redemption with respect to all the Notes of such series as described under Article 3 of this Indenture.

(g) Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.

(h) At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.03. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(i) Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.03. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.03, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.03 by virtue thereof.

SECTION 4.04. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on or about December 31, 2026, an Officer’s Certificate (which Officer’s Certificate shall be signed by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the principal accounting officer or treasurer of the Issuer or the Guarantor or is otherwise familiar with the financial position and results of operations of the Issuer) stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05. Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 10.01.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer hereby designates the corporate trust office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04; provided that no office of the Trustee shall be an office or agency of the Issuer for purposes of service of legal process on any Obligor.

SECTION 4.06. Further Instruments and Acts. Upon request of the Trustee, the Issuer and the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.07. Limitation on Liens. Except as provided below the Issuer and the Guarantor shall not, and shall not permit any Restricted Subsidiary of the Issuer or the Guarantor to, at any time pledge or otherwise subject to any Lien any of its or such Restricted Subsidiary’s property, tangible or intangible, real or personal (hereinafter “property”), to secure Indebtedness without thereby expressly securing the Notes (together, if the Issuer so chooses, with any other securities entitled to the benefit of a similar covenant) equally and ratably with any and all other Indebtedness secured by such pledge or other Lien, so long as any such other Indebtedness shall be so secured, and the Issuer and the Guarantor covenant that if and when any such pledge or other Lien is created, the Notes will be so secured thereby; provided, that, this restriction shall not apply to any Lien or charge on any property existing as of the date of this Indenture or to:

(a) any Lien on any property, provided, that the creditor has no recourse against the Issuer, the Guarantor or any Restricted Subsidiary of the Issuer or the Guarantor except recourse to such property or proceeds of any sale or lease of such property or both;

(b) any Lien on any property existing at the time of acquisition of such property (including acquisition through merger or consolidation or the acquisition of the Capital Stock of a Person that owns such property) or given to secure the payment of all or any part of the purchase price or the cost of construction thereof or to secure any Indebtedness incurred prior thereto, at the time or within 180 days (18 months in the case of rail equipment, marine equipment, transportation-related containers and certain information technology assets) after, the acquisition, construction or improvement thereof for the purpose of financing all or part of the purchase price or the cost of construction or improvement thereof;

(c) Any of the following Liens: (i) Liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Issuer, the Guarantor or such Restricted Subsidiary in good faith by appropriate proceedings and the Issuer, the Guarantor or such Restricted Subsidiary shall have set aside on its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by GAAP), (ii) undetermined Liens or charges incident to construction or to property under construction, (iii) carrier’s, workmen’s, warehousemen’s, landlord’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by the Issuer, the Guarantor or such Restricted Subsidiary in good faith by appropriate proceedings, or deposits to obtain the release of such Liens, or (iv) any encumbrances consisting of zoning restrictions, exceptions, encroachments, leases, licenses, easements, covenants and other like restrictions on the use of real property and minor defects and irregularities in the title thereto, which do not materially impair the use of such property by the Issuer, the Guarantor or such Restricted Subsidiary in the operation of its business or the value of such property for the purpose of such business;

(d) Mortgages and pledges, Liens or charges by a Restricted Subsidiary as security for Indebtedness owed to the Issuer, the Guarantor or any Restricted Subsidiary;

(e) Deposits made with or security given in the ordinary course of business to any governmental agency or other body created or approved by law or governmental regulation in order to enable the Issuer, the Guarantor or such Restricted Subsidiary to maintain self-insurance, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions, or other social security, or to share in any privileges or other benefits available to corporations participating in any such arrangement, or for any other purpose at any time required by law or regulation promulgated by any governmental agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or deposits of assets of the Issuer, the Guarantor or such Restricted Subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Issuer, the Guarantor or such Restricted Subsidiary from any judgment or decree against it, or in connection with any other proceedings in actions at law or suits in equity by or against the Issuer, the Guarantor or such Restricted Subsidiary; provided, that, such judgment, decree or other proceedings are being contested in good faith; and provided, further, that the Issuer, the Guarantor or such Restricted Subsidiary shall have set aside on its books reserves which its independent certified accountants shall have deemed to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

(f) Liens incurred or deposits made in the ordinary course of business to secure performance of letters of credit, bids, tenders, appeal and performance bonds not incurred in connection with the borrowing of money, the obtaining of advances or payment of the deferred price of property;

(g) A banker’s Lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of the Issuer, the Guarantor or a Restricted Subsidiary in the ordinary course of business on moneys of the Issuer, the Guarantor or a Restricted Subsidiary deposited with such lender or holder in the ordinary course of business;

(h) Any inchoate Liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure any contingent liability of the Issuer, the Guarantor or any Restricted Subsidiary of the Issuer or Guarantor;

(i) Any Lien on the interest of the Issuer, the Guarantor or any Restricted Subsidiary of the Issuer or the Guarantor as sublessor in any sublease, which Lien or charge is granted in favor of the Person leasing the property subject to the sublease to the Issuer, the Guarantor or such Restricted Subsidiary;

(j) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage or other Lien referred to in the foregoing clauses;

(k) Other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money (including purchase money Indebtedness) or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and

(l) other Liens or charges not permitted by any of the subsections (a) through (k) above on any property, now owned or hereafter acquired, provided, that, no such Lien or charge shall be Incurred pursuant to this subsection (l) if the aggregate amount of Indebtedness secured by Liens Incurred pursuant to this clause (l) subsequent to the date of this Indenture, including the Lien or charge proposed to be Incurred, shall exceed 20% of Net Tangible Assets.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01. When Issuer May Merge or Transfer Assets.

(a) Neither the Issuer nor the Guarantor shall, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer or the Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person (including, in each case, pursuant to a Delaware LLC Division) unless:

(i) the Issuer or the Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, Delaware LLC Division, winding up or conversion (if other than the Issuer or the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer, the Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(ii) the Successor Company (if other than the Issuer or the Guarantor) expressly assumes all the obligations of the Issuer or the Guarantor under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after giving effect to such transaction (and treating any Secured Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(iv) the Issuer or the Guarantor, as applicable, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) complies with this Indenture.

The Successor Company (if other than the Issuer or the Guarantor) will succeed to, and be substituted for, the Issuer or the Guarantor, as applicable, under this Indenture and the Notes, and in such event, except in the case of a lease of all or substantially all of the Issuer’s or Guarantor’s properties or assets, as the case may be, the Issuer or the Guarantor, as applicable, will automatically be released and discharged from its obligations under this Indenture and the Notes.

This Article 5 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer, the Guarantor and their Subsidiaries.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” with respect to the Notes means any of the following:

(a) a default in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(b) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c) the failure by the Issuer, the Guarantor or any of the Issuer’s or the Guarantor’s Restricted Subsidiaries to comply for 90 days after receipt of written notice to comply with its other agreements contained in the Notes or this Indenture;

(d) the Issuer or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Guarantor or the Issuer in an involuntary case;

(ii) appoints a Custodian of the Guarantor or the Issuer or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Guarantor or the Issuer; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(f) the GATX Guarantee ceases to be in full force and effect or the Guarantor denies or disaffirms its obligations under this Indenture or the GATX Guarantee with respect to the Notes and such Default continues for 10 days,

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (c) above shall not constitute an Event of Default until the Trustee notifies the Issuer in writing or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer and the Trustee in writing of the Default and the Issuer does not cure such Default within the time specified in clause (c) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer or the Guarantor is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(d) or (e)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes by notice to the Issuer and the Guarantor may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately.

If an Event of Default specified in Section 6.01(d) or (e) occurs, the principal of, premium, if any, and interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the Notes by notice to the Trustee may waive any existing Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture.

SECTION 6.05. Control by Majority. Subject to Sections 2.09 and 2.14, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 that the Trustee determines may be unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such holders) or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

(a) Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other Obligor on the Notes for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Obligors, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor the Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or any document believed by it to be genuine and to have been signed or presented by the proper person or persons, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding and indemnified in accordance with Section 6.05, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the GATX Guarantee or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or the Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01 or of the identity of any Restricted Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 10.01 hereof from the Issuer, the Guarantor or any Holder.

In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each Holder notice of the Default within the 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

The Issuer and the Guarantor jointly and severally shall indemnify the Trustee against any and all loss, damage, claim, expense or liability (including attorneys’ fees and expenses) incurred by the Trustee without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order) on its part in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Notes, including the costs and expenses of defending itself against any claim (whether asserted by any Holder, the Issuer, the Guarantor or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or the Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer and the Guarantor shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no conflict of interest between the Issuer, the Guarantor and the Trustee in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable order).

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any bankruptcy law.

SECTION 7.07. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Issuer’s consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee if the Trustee fails to comply with Section 7.10, the Trustee is adjudged a bankrupt or an insolvent, a receiver of the Trustee or of its property is appointed, or an officer is appointed to take charge of the Trustee or its property. If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08. Successor of Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09. Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.10. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Notes; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes of either or both series when:

(a) either:

(i) all the Notes of such series previously authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) have been delivered to the Trustee for cancellation; or

(ii) all Notes of such series not previously delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust money, U.S. government securities, or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be, calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption (and any such deficit shall be set forth in a written notice delivered to the Holders and the Trustee at least two (2) Business Days prior to the redemption date);

(b) the Issuer has paid all other sums payable under this Indenture; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Subject to Section 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture, except for the obligations set forth in the last paragraph of this Section 8.01 (“legal defeasance option”), or (ii) its obligations under Sections 4.02, 4.03, 4.04, and 4.07 and the operation of Section 5.01 and Sections 6.01(c), 6.01(d) (with respect only to the Guarantor), 6.01(e) (with respect only to the Guarantor), and 6.01(f), (“covenant defeasance option”) for the benefit of the Notes. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option with respect to any series of Notes, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option with respect to any series of Notes, payment of the Notes of such series may not be accelerated because of an Event of Default specified in clause (c), (d) (with respect only to the Guarantor), (e) (with respect only to the Guarantor) or (f) under Section 6.01.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

Notwithstanding the first and second paragraphs of this Section 8.01, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.06, 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge or legal defeasance, as the case may be.

SECTION 8.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to any series of Notes only if:

(a) the Issuer has irrevocably deposited in trust with the Trustee as trust funds in trust for the purpose of such defeasance an amount in cash, U.S. Government Obligations or a combination thereof sufficient (with respect to U.S. Government Obligations or a combination of cash and U.S. Government Obligations, in the opinion of a nationally recognized firm of public accountants or a nationally recognized investment banking firm) (without reinvestment) to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium (if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be, calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption (and any such deficit shall be set forth in a written notice delivered to the Holders and the Trustee at least two (2) Business Days prior to the redemption date);

(b) in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (who shall not be an employee of the Issuer) confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(c) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (who shall not be an employee of the Issuer) confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as clauses (d) or (e) of Section 6.01 are concerned, at any time in the period ending on the 123rd day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or the Guarantor is a party or by which it is bound;

(f) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(g) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) of this Section 8.02 with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 8.03. Applicability of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess money or U.S. Government Obligations held by them at any time and thereupon shall be relieved of all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 or Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01 or Section 8.02; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders. The Issuer and Trustee may amend this Indenture without notice to or consent of any Holder:

1.	to cure any ambiguity, omission, defect or inconsistency;

2.	to provide for the assumption by a Successor Company of the obligations of the Issuer or the Guarantor, as applicable, under this Indenture and the Notes;

3.

to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

4.

to add guarantors or co-obligors with respect to the Notes or release a guarantor (other than the Guarantor) or co-obligor from its obligations under its guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

5.	to secure the Notes;

6.	to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

7.	to make any change that does not adversely affect the rights of any Holder of Notes in any material respect;

8.	to effect any provision of this Indenture or to make certain changes to this Indenture to provide for the issuance of Additional Notes of any series;

9.

to conform the text of this Indenture or the Notes to any provision of the Description of Notes contained in the Offering Memorandum, to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the corresponding provision in such Description of Notes;

10.	to provide for the appointment of a successor Trustee; provided, however, that the successor Trustee is otherwise qualified and eligible to act as such under the terms hereof; or

11.	to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of Holders. Subject to Section 6.04 and 6.07, the Issuer and Trustee may amend this Indenture with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding; provided that if any amendment or waiver shall be applicable to only a series of Notes, then such amendment or waiver shall require the consent of only the Holders of a majority in principal amount of such series of Notes then outstanding.

However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

1.	reduce the amount of Notes whose Holders must consent to an amendment;

2.	reduce the rate of or extend the time for payment of interest on any Note;

3.	reduce the principal of or change the Stated Maturity of any Note;

4.	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

5.	make any Note payable in money other than that stated in such Note;

6.	make the Notes or the GATX Guarantee expressly junior in right of payment to any other Indebtedness of the Issuer or the Guarantor;

7.

impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

8.	to release the Guarantor from the GATX Guarantee; or

9.	make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

When seeking the consent of Holders, it is not necessary under the Indenture for them to approve the particular form of any proposed amendment; rather, it is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section 9.02 becomes effective, the Issuer shall promptly mail, or otherwise deliver in accordance with the procedures of the Depository, to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

SECTION 9.04. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note of the same series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note of the same series shall not affect the validity of such amendment.

SECTION 9.05. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 10.03, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantor, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

SECTION 9.06. Additional Voting Terms; Calculation of Principal Amount. Except as otherwise set forth herein, each series of Notes issued under this Indenture shall vote and consent on all matters as to which any of such Notes may vote. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile transmission or electronic mail addressed as follows:

(a) if to the Issuer or the Guarantor:

GABX Leasing LLC c/o GATX Corporation

233 S. Wacker Drive,

Chicago, IL 60606

Attention: General Counsel

with a copy to:

Mayer Brown LLP

1221 Avenue of the Americas,

New York, NY 10020

Attention: David Bakst

Email: DBakst@mayerbrown.com.

if to the Trustee:

U.S. Bank Trust Company, National Association

185 Asylum Street, 27th Floor

Hartford, CT 06103

Attention: Corporate Trust Services – K. Mitchell (GABX Notes)

Email: kmitchell@usbank.com

The Issuer, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication sent to a Holder shall be mailed by first-class mail or sent by facsimile transmission or electronic mail to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(d) All notices, approvals, consents, requests and any communications hereunder must be writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, AdobeSign (or such other digital signature provider as specified in writing to Trustee by an Officer of the Issuer or Guarantor), in English). The Obligors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.02. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantor, the Trustee and the Registrar shall have the protection of Section 312(c) of the TIA.

SECTION 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (other than the authentication and delivery of the Original Notes, which shall require only an order from the Issuer instructing the Trustee to authenticate the Original Notes), the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 10.05. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 10.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar may make reasonable rules for the registration of the Notes and the registration of transfer of Notes and the exchange of Notes for other Notes.

SECTION 10.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date for the payment of any principal, premium, if any, or interest on any Note is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 10.08. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE (INCLUDING THE GATX GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS AND INSTRUMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK, OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES. TO THE FULLEST EXTENT PERMITTED

BY APPLICABLE LAW, EACH PARTY IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.09. No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or the Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantor under the Notes, this Indenture (including the GATX Guarantee) or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the GATX Guarantee.

SECTION 10.10. Successors. All agreements of the Issuer and the Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 10.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.13. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 10.14. Severability; Entire Agreement. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability. This Indenture, the Notes, the guarantees and the exhibits hereto and thereto set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior written agreements and understandings, oral or written.

SECTION 10.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, any act or provision of any present or future law or regulation or governmental authority, earthquakes, fires, floods, sabotage, riots, civil or military disturbances or governmental actions, nuclear or natural catastrophes or acts of God, epidemics, pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 10.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

ARTICLE 11

GATX GUARANTEE

SECTION 11.01. GATX Guarantee.

(a) The Guarantor will hereby fully, irrevocably and unconditionally guarantee on a senior unsecured basis, as a primary obligor and not merely as a surety, to each Holder, the Trustee and their successors and assigns the Guaranteed Obligations. The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that no extension or renewal of any Guaranteed Obligation shall release the obligations of the Guarantor hereunder. The Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by the Trustee for the Guaranteed Obligations; or (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations. The Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against the Guarantor. The Guarantor further agrees that its GATX Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(b) The GATX Guarantee shall be a continuing guarantee and shall:

(1) remain in full force and effect until payment in full of all Guaranteed Obligations;

(2) be binding upon the Guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

(c) The Guarantor agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the GATX Guarantee.

(d) Except as expressly set forth in Section 8.01(b) of this Indenture, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

(e) Subject to Section 8.01, the Guarantor agrees that its GATX Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Guarantor further agrees that its GATX Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder, or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(g) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the GATX Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 11.01.

(h) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

(i) Upon request of the Trustee, the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Section 11.01.

SECTION 11.02. Successors and Assigns. This Article 11 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Article 11 and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.03. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders in this Indenture expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.04. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.05. Non-Impairment. The failure to endorse the GATX Guarantee provided for herein on any Note shall not affect or impair the validity thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Very truly yours,

GABX LEASING LLC

By:	/s/ Jennifer Van Aken
Name: Jennifer Van Aken
Title: Authorized Person

GUARANTOR:

GATX CORPORATION

By:	/s/ Jennifer Van Aken
Name: Jennifer Van Aken
Title: Senior Vice President, Treasurer and Chief Risk Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kathy L. Mitchell
Name: Kathy L. Mitchell
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO ORIGINAL NOTES AND ADDITIONAL NOTES

1.	Definitions.

1.1	Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means the initial purchasers of the Original Notes set forth in Schedule I the Purchase Agreement entered into in connection with the offer and sale of the Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Purchase Agreement” means (a) the Purchase Agreement dated March 10, 2026, among the Issuer, the Guarantor and the Representatives and (b) any other similar Purchase Agreement relating to Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Original Notes offered and sold outside the United States in reliance on Regulation S.

“Representatives” means BofA Securities, Inc., Wells Fargo Securities, LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc., as representatives of the Initial Purchasers.

“Restricted Global Note” means a Global Note that is a Transfer Restricted Note.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Original Notes offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Unrestricted Definitive Notes” means Definitive Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Note” means Global Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2	Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Note	2.1(b)
Rule 144A Global Notes	2.1(b)

2.	The Notes.

2.1	Form and Dating; Global Notes.

(a) The Original Notes issued on the date hereof will be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Original Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501 or as otherwise permitted by the Issuer in connection with a transfer exempt from registration under the Securities Act. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.

(b) Global Notes. (i) Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”) and Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (the “Regulation S Global Notes”), which shall, in each case, be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank SA/NV, as operator of the Euroclear system, or any successor thereof (“Euroclear”) or Clearstream Banking, S.A., or any successor thereof (“Clearstream”).

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Rule 144A Global Notes, the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Note initially shall (i) be registered in the name of the Depository or the nominee of the Depository, in each case for credit to an account of an Agent Member (as defined below), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(i) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or its nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(ii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iii) Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(iv) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(v) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

2.2	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) or 2.2(c).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note or to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form attached to the applicable Note;

(B) if such Transfer Restricted Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(C) if such Transfer Restricted Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(D) if such Transfer Restricted Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(E) if such Transfer Restricted Note is being transferred to an IAI reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii) Transfer Restricted Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Transfer Restricted Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note; or

(B) if the Holder of such Transfer Restricted Notes proposes to transfer such Transfer Restricted Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Notes to Transfer Restricted Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii) Transfer Restricted Notes to Unrestricted Definitive Notes. Any Transfer Restricted Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note; or

(B) if the Holder of such Transfer Restricted Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Notes to Transfer Restricted Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraph (ii) or (iii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ”SECURITIES ACT“) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144

THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

Each Definitive Note shall bear the following additional legends:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

(iv) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.03 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)	No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

EXHIBIT A-1

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THE NOTES AND GUARANTEE EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BY ACQUIRING THIS SECURITY (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, AS APPLICABLE) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING AND WILL NOT HOLD THIS SECURITY (OR INTEREST HEREIN) WITH THE ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. FOR PURPOSES OF THE FOREGOING, A “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR ACCOUNT.

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Each Regulation S Note shall bear the following additional legend:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS

[FORM OF NOTE]

No.	4.625% Senior Notes due 2031	$__________
CUSIP: 144A: 36274F AA7/ REG S: U36005 AA1 ISIN: 144A: US36274FAA75/ REG S: USU36005AA18

GABX LEASING LLC, a Delaware limited liability company, promises to pay to Cede & Co., or registered assigns, the principal sum of [____________________] Dollars [, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Note attached hereto,]1 on April 15, 2031.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

GABX LEASING LLC

By:
Name:
Title:

[1]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

*

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A-1 captioned “TO BE ATTACHED TO GLOBAL NOTES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

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[FORM OF REVERSE SIDE OF NOTE]

4.625% Senior Notes due 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

GABX LEASING LLC, a Delaware limited liability company (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2026.2 Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 12, 20263 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1st or October 1st next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in Dollars. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent, Transfer Agent and Registrar

Initially, U.S. Bank Trust Company, National Association, a national banking association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar upon written notice to the Paying Agent or Registrar and to the Trustee. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Issuer issued the Notes under an Indenture dated as of March 12, 2026 (the “Indenture”), among the Issuer, the Guarantor and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions.

The Notes are senior unsecured obligations of the Issuer. The Indenture provides for the issuance of (a) 4.625% Senior Notes due 2031 (the “2031 Notes”) and (b) 5.300% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Original Notes”). This Note is one of the 2031 Notes. The 2031 Notes and the 2036 Notes each constitute a separate series under the Indenture. The Notes include the Original Notes and any Additional Notes.

[2]	Note: With respect to the Original Notes.
[3]	Note: With respect to the Original Notes.

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To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantor will unconditionally guarantee, on a senior unsecured basis, the Guaranteed Obligations pursuant to the terms of the Indenture.

5.	Optional Redemption

Prior to March 15, 2031 (the date that is one month prior to the maturity date) (the “2031 Par Call Date”), the 2031 Notes will be redeemable, in whole or in part, at the Issuer’s option, at any time or from time to time, on at least 10 days’ but not more than 60 days’ prior notice to the Holders of the 2031 Notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of the 2031 Notes redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes being redeemed (assuming that the 2031 Notes to be redeemed matured on the 2031 Par Call Date), exclusive of interest accrued to, but not including, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 15 basis points, less (b) interest accrued to the redemption date; plus, in either case, accrued and unpaid interest on the 2031 Notes being redeemed to, but excluding, the redemption date.

On or after the 2031 Notes Par Call Date, the 2031 Notes will be redeemable, in whole or in part, at the Issuer’s option, at any time or from time to time, on at least 10 days’ but not more than 60 days’ prior notice to the Holders of the 2031 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate will be determined by the Issuer or its designee (which will not be the Trustee) after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer or its designee will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life-and will interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 will be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer or its designee will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer or its designee will select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par

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Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, then the Issuer or its designee will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security will be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Calculation of the foregoing will be made by the Issuer or on its behalf by such person as it shall designate; provided, however, that such calculation or the verification thereof shall not be a duty or obligation of the Trustee.

6.	Sinking Fund

The Notes are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption pursuant to paragraph 5 above will be mailed by first-class mail or sent electronically at least the amount of days set forth in paragraph 5 above before the redemption date to each Holder of Notes to be redeemed at his, her or its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.	Repurchase of Notes at the Option of the Holders upon Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has previously or concurrently delivered a notice of redemption with respect to all of the 2031 Notes, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s 2031 Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

9.	GATX Guarantee

The Guarantor has irrevocably and unconditionally guaranteed, on a senior unsecured basis, the performance and full and punctual payment of all Guaranteed Obligations of the Issuer under the Indenture and the Notes, on the terms set forth in the Indenture. The GATX Guarantee is a senior unsecured obligation of the Guarantor, ranking equal in right of payment with all other existing and future unsubordinated Indebtedness of the Guarantor and senior in right of payment to all existing and future subordinated Indebtedness of the Guarantor. The GATX Guarantee is not secured by a Lien on any assets of the Guarantor. The GATX Guarantee is effectively subordinated to any existing or future Indebtedness of the Guarantor secured by Liens on assets of the Guarantor to the extent of the value of the collateral securing such Indebtedness and is effectively subordinated to any existing or future Indebtedness and other obligations of the Guarantor’s Subsidiaries (other than the Issuer), none of which guarantee the Notes.

10.	Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Note for a period of 15 days prior to the mailing of a notice of redemption of Notes to be redeemed or between a record date and the relevant interest payment date.

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11.	Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions and as set forth in the Indenture, the Issuer at any time may terminate some of or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations or a combination thereof sufficient in the opinion of a nationally recognized firm of public accountants or a nationally recognized investment banking firm for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes; provided that if any amendment or waiver shall be applicable to only one series of Notes, then such amendment or waiver shall require the consent of only the Holders of a majority in principal amount of such series of Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to make any change that does not adversely affect the rights of any Holder in any material respect.

15.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantor) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer in writing (with a copy to the Trustee if given by the Holders) may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantor occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

16.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or the Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Indenture, the GATX Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantee.

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18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS AND INSTRUMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SAID STATE.

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

GABX Leasing LLC c/o GATX Corporation

233 S. Wacker Drive,

Chicago, IL 60606

Attention: General Counsel

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________________________________________  Your Signature: _______________________________________________

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date: ____________________________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $__________ principal amount of Notes held in (check applicable space) __________ book-entry or __________ definitive form by the undersigned.

The undersigned (check one box below):

☐ has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐ has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(b) and (d) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

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Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

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TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $ _______. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.03 (Change of Control Repurchase Event) of the Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.03 (Change of Control Repurchase Event) of the Indenture, state the amount (minimum of $2,000 or any integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

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EXHIBIT A-2

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THE NOTES AND GUARANTEE EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BY ACQUIRING THIS SECURITY (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, AS APPLICABLE) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING AND WILL NOT HOLD THIS SECURITY (OR INTEREST HEREIN) WITH THE ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. FOR PURPOSES OF THE FOREGOING, A “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR ACCOUNT. Each Regulation S Note shall bear the following additional legend:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

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Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS

[FORM OF NOTE]

No.	5.300% Senior Notes due 2036	$__________

CUSIP: 144A: 36274F AB5/ REG S: U36005 AB9 ISIN: 144A: US36274FAB58 / REG S: USU36005AB90

GABX LEASING LLC, a Delaware limited liability company, promises to pay to Cede & Co., or registered assigns, the principal sum of [____________________] Dollars [, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Note attached hereto,]4 on April 15, 2036.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

GABX LEASING LLC

By:
Name:
Title:

[4]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee, certifies that this is

one of the Notes

referred to in the Indenture.

By:
Authorized Signatory

Dated:

*

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A-2 captioned “TO BE ATTACHED TO GLOBAL NOTES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

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[FORM OF REVERSE SIDE OF NOTE]

5.300% Senior Notes due 2036

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

GABX LEASING LLC, a Delaware limited liability company (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2026.5 Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 12, 20266 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in Dollars. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent, Transfer Agent and Registrar

Initially, U.S. Bank Trust Company, National Association, a national banking association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar upon written notice to the Paying Agent or Registrar and to the Trustee. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Issuer issued the Notes under an Indenture dated as of March 12, 2026 (the “Indenture”), among the Issuer, the Guarantor and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions.

The Notes are senior unsecured obligations of the Issuer. The Indenture provides for the issuance of (a) 4.625% Senior Notes due 2031 (the “2031 Notes”) and (b) 5.300% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Original Notes”). This Note is one of the 2036 Notes. The 2031 Notes and the 2036 Notes each constitute a separate series under the Indenture. The Notes include the Original Notes and any Additional Notes.

[5]	Note: With respect to the Original Notes.
[6]	Note: With respect to the Original Notes.

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To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantor will unconditionally guarantee, on a senior unsecured basis, the Guaranteed Obligations pursuant to the terms of the Indenture.

5.	Optional Redemption

Prior to January 15, 2036 (the date that is three months prior to the maturity date) (the “2036 Par Call Date”), the 2036 Notes will be redeemable, in whole or in part, at the Issuer’s option, at any time or from time to time, on at least 10 days’ but not more than 60 days’ prior notice to the Holders of the 2036 Notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places)equal to the greater of (i) 100% of the principal amount of the 2036 Notes redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2036 Notes being redeemed (assuming that the 2036 Notes to be redeemed matured on the 2036 Par Call Date), exclusive of interest accrued to, but not including, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 20 basis points, less (b) interest accrued to the redemption date; plus, in either case, accrued and unpaid interest on the 2036 Notes being redeemed to, but excluding, the redemption date.

On or after the 2036 Notes Par Call Date, the 2036 Notes will be redeemable, in whole or in part, at the Issuer’s option, at any time or from time to time, on at least 10 days’ but not more than 60 days’ prior notice to the Holders of the 2036 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2036 Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate will be determined by the Issuer or its designee (which will not be the Trustee) after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer or its designee will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life-and will interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 will be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer or its designee will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer or its designee will select the United States Treasury security with a maturity date preceding the

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applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, then the Issuer or its designee will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security will be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Calculation of the foregoing will be made by the Issuer or on its behalf by such person as it shall designate; provided, however, that such calculation or the verification thereof shall not be a duty or obligation of the Trustee.

6.	Sinking Fund

The Notes are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption pursuant to paragraph 5 above will be mailed by first-class mail or sent electronically at least the amount of days set forth in paragraph 5 above before the redemption date to each Holder of Notes to be redeemed at his, her or its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.	Repurchase of Notes at the Option of the Holders upon Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has previously or concurrently delivered a notice of redemption with respect to all of the 2036 Notes, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s 2036 Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

9.	GATX Guarantee

The Guarantor has irrevocably and unconditionally guaranteed, on a senior unsecured basis, the performance and full and punctual payment of all Guaranteed Obligations of the Issuer under the Indenture and the Notes, on the terms set forth in the Indenture. The GATX Guarantee is a senior obligation of the Guarantor, ranking equal in right of payment with all other existing and future unsubordinated Indebtedness of the Guarantor and senior in right of payment to all existing and future subordinated Indebtedness of the Guarantor. The GATX Guarantee is not secured by a Lien on any assets of the Guarantor. The GATX Guarantee is effectively subordinated to any existing or future Indebtedness of the Guarantor secured by Liens on assets of the Guarantor to the extent of the value of the collateral securing such Indebtedness and is effectively subordinated to any existing or future Indebtedness and other obligations of the Guarantor’s Subsidiaries (other than the Issuer), none of which guarantee the Notes.

10.	Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Note for a period of 15 days prior to the mailing of a notice of redemption of Notes to be redeemed or between a record date and the relevant interest payment date.

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11.	Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions and as set forth in the Indenture, the Issuer at any time may terminate some of or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations or a combination thereof sufficient in the opinion of a nationally recognized firm of public accountants or a nationally recognized investment banking firm for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes; provided that if any amendment or waiver shall be applicable to only one series of Notes, then such amendment or waiver shall require the consent of only the Holders of a majority in principal amount of such series of Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to make any change that does not adversely affect the rights of any Holder in any material respect.

15.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantor) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer in writing (with a copy to the Trustee if given by the Holders) may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantor occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

16.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

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17.	No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or the Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Indenture, the GATX Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantee.

18. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS AND INSTRUMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SAID STATE.

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

GABX Leasing LLC c/o GATX Corporation

233 S. Wacker Drive,

Chicago, IL 60606

Attention: General Counsel

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                     Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a         Signature of Signature Guarantee

recognized signature guaranty medallion program or other

signature guarantor program reasonably acceptable to the

Trustee

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $__________ principal amount of Notes held in (check applicable space) __________ book-entry or __________ definitive form by the undersigned.

The undersigned (check one box below):

☐ has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐ has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(b) and (d) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

A-2-10

Signature Guarantee:
Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

A-2-11

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

A-2-12

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $ . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

A-2-13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.03 (Change of Control Repurchase Event) of the Indenture, check the box:

Change of Control  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.03 (Change of Control Repurchase Event) of the Indenture, state the amount (minimum of $2,000 or any integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

A-2-14